The information in this preliminary pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 16, 2018

Citigroup Global Markets Holdings Inc.	May-----, 2018 Medium-Term Senior Notes, Series N Pricing Supplement No. 2018-USNCH1117 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-216372 and 333-216372-01

Barrier Securities Based on a Basket of Four Underliers Due June-----, 2020

Overview

▪	The securities offered by this pricing supplement are unsecured senior debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest and do not repay a fixed amount of principal at maturity. Instead, the securities offer a payment at maturity that may be greater than, equal to or less than the stated principal amount, depending on the performance of a basket (the “basket”) consisting of the following four basket components (with the weightings indicated parenthetically): the S&P 500® Index (40%), shares of the iShares® MSCI EAFE ETF (30%), the S&P MidCap 400® Index (20%) and the Russell 2000® Index (10%), from the initial basket level to the final basket level.

▪	The securities offer modified exposure to the performance of the basket, with (i) the potential for an enhanced positive return at maturity within a limited range if the level of the basket appreciates, and (ii) contingent repayment of the stated principal amount at maturity if, and only if, the basket does not depreciate by more than 25.00%. In exchange for those features, investors in the securities must be willing to forgo (i) any appreciation of the basket in excess of the maximum return at maturity specified below and (ii) any dividends that may be paid on the basket components or the securities included in or held by the basket components over the term of the securities. In addition, investors in the securities must be willing to accept full downside exposure to the basket if the basket depreciates by more than 25.00%. If the basket depreciates by more than 25.00% from the pricing date to the valuation date, you will lose 1% of the stated principal amount of your securities for every 1% by which the final basket level is less than the initial basket level. There is no minimum payment at maturity.

▪	In order to obtain the modified exposure to the basket that the securities provide, investors must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Basket:	Basket Component	Weighting	Initial Component Value*
	S&P 500® Index (ticker symbol: “SPX”)	40.00%
	iShares® MSCI EAFE ETF (ticker symbol: “EFA”)	30.00%
	S&P MidCap 400® Index (ticker symbol: “MID”)	20.00%
	Russell 2000® Index (ticker symbol: “RTY”)	10.00%
*The initial component value for each basket component will be the closing level or closing price, as applicable, of that basket component on the pricing date
Aggregate stated principal amount:	$
Stated principal amount:	$1,000 per security
Pricing date:	May , 2018 (expected to be May 23, 2018)
Issue date:	May , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information.
Valuation date:	May , 2020 (expected to be May 26, 2020), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur with respect to a basket component
Maturity date:	June , 2020 (expected to be June 2, 2020)
Payment at maturity:

For each $1,000 stated principal amount security you hold at maturity:

▪      If the final basket level is greater than the initial basket level: $1,000 + the upside return amount, subject to the maximum return at maturity

▪      If the final basket level is less than or equal to the initial basket level but greater than or equal to the barrier level: $1,000

▪      If the final basket level is less than the barrier level: $1,000 × the basket performance factor

If the final basket level is less than the barrier level, your payment at maturity will be less, and possibly significantly less, than $750.00 per security. You should not invest in the securities unless you are willing and able to bear the risk of a significant loss on your investment.

Initial basket level:	100
Final basket level:	100 × [1 + (component return of SPX × 40.00%) + (component return of EFA × 30.00%) + (component return of MID × 20.00%) + (component return of RTY × 10.00%)]
Component return:	For each basket component: (final component value – initial component value) / initial component value
Final component value:	For each basket component, the closing level or closing price, as applicable, of that basket component on the valuation date
Basket performance factor:	The final basket level divided by the initial basket level
Basket percent increase:	The final basket level minus the initial basket level, divided by the initial basket level
Upside return amount:	$1,000 × the basket percent increase × the upside participation rate
Upside participation rate:	150.00%
Maximum return at maturity:	$240.00 (24.00% of the stated principal amount) per security. Because of the maximum return at maturity, the payment at maturity will not exceed $1,240.00 per security.
Barrier level:	75, 75.00% of the initial basket level
Listing:	The securities will not be listed on any securities exchange.
CUSIP / ISIN:	17324CUD6 / US17324CUD63
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)	Underwriting fee(2)	Proceeds to issuer
Per security:	$1,000.00	$5.00	$995.00
Total:	$	$	$

(1) Citigroup Global Markets Holdings Inc. currently expects that the estimated value of the securities on the pricing date will be at least $960.50 per security, which will be less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-6.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the following hyperlinks:

Product Supplement No. EA-02-06 dated April 7, 2017      Underlying Supplement No. 6 dated April 7, 2017

Prospectus Supplement and Prospectus each dated April 7, 2017

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.
Barrier Securities Based on a Basket of Four Underliers Due June-----, 2020

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect your payment at maturity. These events, including market disruption events and other events affecting the basket components, and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Index—Consequences of a Market Disruption Event; Postponement of a Valuation Date” and “—Discontinuance or Material Modification of an Underlying Index” with respect to the basket components that are indices and in the sections “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date,” “—Dilution and Reorganization Adjustments” and “—Delisting, Liquidation or Termination of an Underlying ETF” with respect to the basket component that is an ETF. The accompanying underlying supplement contains important disclosures regarding the basket components that are not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement before deciding whether to invest in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Postponement of the valuation date. If the valuation date is postponed for a reason that affects less than all of the basket components, the final basket level will be calculated based on (i) for each unaffected basket component, its closing level or closing price, as applicable, on the originally scheduled valuation date and (ii) for each affected basket component, its closing level or closing price, as applicable, on the valuation date as postponed (or, if earlier, the first scheduled trading day for that basket component following the originally scheduled valuation date on which a market disruption event did not occur with respect to that basket component). See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Index—Consequences of a Market Disruption Event; Postponement of a Valuation Date” and “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date” in the accompanying product supplement.

Dilution and reorganization adjustments. The initial component value with respect to shares of the iShares® MSCI EAFE ETF is a “Relevant Price” for purposes of the section “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments” in the accompanying product supplement. Accordingly, the initial component value with respect to shares of the iShares® MSCI EAFE ETF is subject to adjustment upon the occurrence of any of the events described in that section.

May 2018	PS-2

Citigroup Global Markets Holdings Inc.
Barrier Securities Based on a Basket of Four Underliers Due June-----, 2020

Hypothetical Examples

The diagram below illustrates your payment at maturity for a range of hypothetical percentage changes from the initial basket level to the final basket level.

Investors in the securities will not receive any dividends that may be paid on the basket components or the securities included in or held by the basket components. The diagram and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—Investing in the securities is not equivalent to investing in the basket components” below.

Barrier Securities Payment at Maturity Diagram

■ The Securities	■ The Basket

The table below indicates what your payment at maturity and total return on the securities would be for various hypothetical returns of the basket. Your actual payment at maturity and total return on the securities will depend on the actual final basket level.

Hypothetical Return of the Basket(1)	Hypothetical Payment at Maturity per Security	Hypothetical Total Return on Securities at Maturity(2)
50.00%	$1,240.00	24.00%
30.00%	$1,240.00	24.00%
16.00%	$1,240.00	24.00%
15.00%	$1,225.00	22.50%
10.00%	$1,150.00	15.00%
5.00%	$1,075.00	7.50%
0.00%	$1,000.00	0.00%
-10.00%	$1,000.00	0.00%

May 2018	PS-3

Citigroup Global Markets Holdings Inc.
Barrier Securities Based on a Basket of Four Underliers Due June-----, 2020

-20.00%	$1,000.00	0.00%
-25.00%	$1,000.00	0.00%
-25.01%	$749.99	-25.01%
-30.00%	$700.00	-30.00%
-40.00%	$600.00	-40.00%
-50.00%	$500.00	-50.00%
-100.00%	$0.00	-100.00%

(1) Hypothetical return of the basket = hypothetical percentage change from the initial basket level to the final basket level

(2) Hypothetical total return on securities at maturity = hypothetical payment at maturity per security minus $1,000 stated principal amount per security, divided by $1,000 stated principal amount per security

Your actual payment at maturity per security will depend on the actual final basket level, which will depend on the actual closing level or closing price, as applicable, of each basket component on the valuation date. The examples below are intended to illustrate how your payment at maturity will depend on whether the final basket level is greater than or less than the initial basket level and by how much. Hypothetical values in the examples have been rounded for ease of analysis.

Example 1—Upside Scenario A. The hypothetical final basket level is 105.00 (an approximately 5.00% increase from the initial basket level), which is greater than the initial basket level.

Basket Component	Hypothetical Initial Component Value	Hypothetical Final Component Value	Hypothetical Component Return
S&P 500® Index	2,700.00	2,808.00	4.00%
iShares® MSCI EAFE ETF	$70.00	$72.10	3.00%
S&P MidCap 400® Index	1,900.00	2,042.50	7.50%
Russell 2000® Index	1,600.000	1,760.000	10.00%
Hypothetical Final Basket Level:	100.00 × [1 + (4.00% × 40.00%) + (3.00% × 30.00%) + (7.50% × 20.00%) + (10.00% × 10.00%)] = 105.00

Payment at maturity per security = $1,000 + the upside return amount, subject to the maximum return at maturity of $240.00 per security

= $1,000 + ($1,000 × the basket percent increase × the upside participation rate), subject to the maximum return at maturity of $240.00 per security

= $1,000 + ($1,000 × 5.00% × 150.00%), subject to the maximum return at maturity of $240.00 per security

= $1,000 + $75.00, subject to the maximum return at maturity of $240.00 per security

= $1,075.00

Because the basket appreciated from the initial basket level to the hypothetical final basket level and the upside return amount of $75.00 per security results in a total return at maturity of 7.50%, which is less than the maximum return at maturity of 24.00%, your payment at maturity in this scenario would be equal to the $1,000 stated principal amount per security plus the upside return amount, or $1,075.00 per security.

Example 2—Upside Scenario B. The hypothetical final basket level is 150.00 (an approximately 50.00% increase from the initial basket level), which is greater than the initial basket level.

Basket Component	Hypothetical Initial Component Value	Hypothetical Final Component Value	Hypothetical Component Return
S&P 500® Index	2,700.00	3,915.00	45.00%
iShares® MSCI EAFE ETF	$70.00	$105.00	50.00%
S&P MidCap 400® Index	1,900.00	2,945.00	55.00%
Russell 2000® Index	1,600.000	2,560.000	60.00%
Hypothetical Final Basket Level:	100.00 × [1 + (45.00% × 40.00%) + (50.00% × 30.00%) + (55.00% × 20.00%) + (60.00% × 10.00%)] = 150.00

Payment at maturity per security = $1,000 + the upside return amount, subject to the maximum return at maturity of $240.00 per security

= $1,000 + ($1,000 × the basket percent increase × the upside participation rate), subject to the maximum return at maturity of $240.00 per security

= $1,000 + ($1,000 × 50.00% × 150.00%), subject to the maximum return at maturity of $240.00 per security

= $1,000 + $750.00, subject to the maximum return at maturity of $240.00 per security

May 2018	PS-4

Citigroup Global Markets Holdings Inc.
Barrier Securities Based on a Basket of Four Underliers Due June-----, 2020

= $1,240.00

Because the basket appreciated from the initial basket level to the hypothetical final basket level and the upside return amount of $750.00 per security results in a total return at maturity of 75.00%, which is greater than the maximum return at maturity of 24.00%, your payment at maturity in this scenario would equal the maximum payment at maturity of $1,240.00 per security. In this scenario, an investment in the securities would underperform a hypothetical alternative investment providing 1-to-1 exposure to the appreciation of the basket without a maximum return.

Example 3—Par Scenario. The hypothetical final basket level is 98.00 (an approximately 2.00% decrease from the initial basket level), which is less than the initial basket level but greater than the barrier level.

Basket Component	Hypothetical Initial Component Value	Hypothetical Final Component Value	Hypothetical Component Return
S&P 500® Index	2,700.00	2,430.00	-10.00%
iShares® MSCI EAFE ETF	$70.00	$66.50	-5.00%
S&P MidCap 400® Index	1,900.00	2,090.00	10.00%
Russell 2000® Index	1,600.000	1,840.000	15.00%
Hypothetical Final Basket Level:	100.00 × [1 + (-10.00% × 40.00%) + (-5.00% × 30.00%) + (10.00% × 20.00%) + (15.00% × 10.00%)] = 98.00

Payment at maturity per security = $1,000

Because the basket depreciated from the initial basket level to the hypothetical final basket level, but not by more than 25.00%, you would be repaid the stated principal amount of your securities at maturity but would not receive any positive return on your investment. In this example, some of the basket components appreciate and some depreciate. Although the appreciating basket components have generally appreciated by more than the depreciating basket components have depreciated, the depreciating basket components have a greater weighting in the basket than the appreciating basket components, which results in an overall decrease from the initial basket level to the final basket level.

Example 4—Downside Scenario. The hypothetical final basket level is 30.00 (an approximately 70.00% decrease from the initial basket level), which is less than the barrier level.

Basket Component	Hypothetical Initial Component Value	Hypothetical Final Component Value	Hypothetical Component Return
S&P 500® Index	2,700.00	675.00	-75.00%
iShares® MSCI EAFE ETF	$70.00	$21.00	-70.00%
S&P MidCap 400® Index	1,900.00	570.00	-70.00%
Russell 2000® Index	1,600.000	800.000	-50.00%
Hypothetical Final Basket Level:	100.00 × [1 + (-75.00% × 40.00%) + (-70.00% × 30.00%) + (-70.00% × 20.00%) + (-50.00% × 10.00%)] = 30.00

Payment at maturity per security = $1,000 × the basket performance factor

= $1,000 × 30.00%

= $300.00

Because the basket depreciated from the initial basket level to the hypothetical final basket level by more than 25.00%, the contingent repayment of the stated principal amount at maturity would not apply in this scenario and your payment at maturity would reflect 1-to-1 exposure to the negative performance of the basket.

May 2018	PS-5

Citigroup Global Markets Holdings Inc.
Barrier Securities Based on a Basket of Four Underliers Due June-----, 2020

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with the basket components. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose some or all of your investment. Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the basket. If the final basket level is less than the barrier level, you will lose 1% of the stated principal amount of the securities for every 1% by which the final basket level is less than the initial basket level. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment.

▪	The barrier feature of the securities exposes you to particular risks. If the final basket level is less than the barrier level, the contingent repayment of the stated principal amount at maturity will not apply and you will lose 1% of the stated principal amount of the securities for every 1% by which the final basket level is less than the initial basket level. Therefore, the securities offer no protection at all if the basket depreciates by more than 25.00%. As a result, you may lose your entire investment in the securities.

▪	Your potential return on the securities is limited. Your potential total return on the securities at maturity is limited to the maximum return at maturity of 24.00%, which is equivalent to a maximum return at maturity of $240.00 per security. Taking into account the upside participation rate, any increase in the final basket level over the initial basket level by more than 16.00% will not increase your return on the securities and will progressively reduce the effective upside participation rate provided by the securities.

▪	The securities do not pay interest. Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

▪	Investing in the securities is not equivalent to investing in the basket components. You will not have voting rights, rights to receive any dividends or distributions or any other rights with respect to the basket components or the securities included in or held by the basket components. The payment scenarios described in this pricing supplement do not show any effect of lost dividend yield over the term of the securities.

▪	Your payment at maturity depends on the closing levels or closing prices, as applicable, of the basket components on a single day. Because your payment at maturity depends solely on the closing levels or closing prices, as applicable, of the basket components on the valuation date, you are subject to the risk that the closing levels or closing prices on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested directly in the basket components, or if the payment at maturity were based on an average of the closing levels or closing prices, as applicable, of the basket components throughout the term of the securities, you might have achieved better returns.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

May 2018	PS-6

Citigroup Global Markets Holdings Inc.
Barrier Securities Based on a Basket of Four Underliers Due June-----, 2020

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, will be less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the basket components, the correlation among the basket components, dividend yields on the basket components or the securities included in or held by the basket components and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the levels or prices, as applicable, of the basket components and a number of other factors, including the volatility of the basket components, the correlation among the basket components, the dividend yields on the basket components or the securities included in or held by the basket components, changes in the exchange rate between the U.S. dollar and each of the currencies in which the securities held by the iShares® MSCI EAFE ETF trade, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. Changes in the levels or prices, as applicable, of the basket components may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

May 2018	PS-7

Citigroup Global Markets Holdings Inc.
Barrier Securities Based on a Basket of Four Underliers Due June-----, 2020

▪	The basket components may offset each other. The performance of the basket components may not correlate with each other. If some of the basket components appreciate, the other basket components may not appreciate as much or may even depreciate. In such event, the appreciation of some of the basket components may be moderated, wholly offset or more than offset by lesser appreciation or by depreciation in the level or price, as applicable, of the other basket components.

▪	The S&P MidCap 400® Index will be subject to risks associated with mid-capitalization stocks. The stocks that constitute the S&P MidCap 400® Index are issued by mid-capitalization companies. Mid-capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Mid-capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

▪	The Russell 2000® Index will be subject to risks associated with small capitalization stocks. The stocks that constitute the Russell 2000® Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. These companies tend to be less well-established than large market capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

▪	The iShares® MSCI EAFE ETF is subject to risks associated with non-U.S. markets. The iShares® MSCI EAFE ETF tracks international equity markets outside of the United States and Canada. Investments in securities linked to the value of non-U.S. stocks involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the SEC. Further, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules that are different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

▪	Fluctuations in exchange rates will affect the price of the iShares® MSCI EAFE ETF. Because the iShares® MSCI EAFE ETF invests in stocks that are traded in non-U.S. currencies, while its net asset value is based on the U.S. dollar value of those stocks, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which those stocks trade. If the U.S. dollar generally strengthens against the currencies in which those stocks trade, the price of the shares of the iShares® MSCI EAFE ETF will be adversely affected for that reason alone and the payment at maturity on the securities may be reduced.

Exchange rate movements for a particular currency are volatile and are the result of numerous factors specific to the relevant country, including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to each applicable region. An investor's net exposure will depend on the extent to which the currencies of the applicable countries strengthen or weaken against the U.S. dollar and the relative weight of each currency. Of particular importance to potential currency exchange risk are: existing and expected rates of inflation; existing and expected interest rate levels; the balance of payments; and the extent of governmental surpluses or deficits in the applicable countries and the United States. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the applicable countries and the United States. and other countries important to international trade and finance.

▪	Even if the iShares® MSCI EAFE ETF pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid on shares of the iShares® MSCI EAFE ETF unless the amount of the dividend per share, together with any other dividends paid in the same quarter, exceeds the dividend paid per share in the most recent quarter by an amount equal to at least 10% of the closing price of the shares of the iShares® MSCI EAFE ETF on the date of declaration of the dividend. Any dividend will reduce the closing price of the shares of the iShares® MSCI EAFE ETF by the amount of the dividend per share. If the iShares® MSCI EAFE ETF pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪	An adjustment will not be made for all events that may have a dilutive effect on or otherwise adversely affect the market price of the iShares® MSCI EAFE ETF. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above. Moreover, the adjustments we do make may not fully offset the dilutive or

May 2018	PS-8

Citigroup Global Markets Holdings Inc.
Barrier Securities Based on a Basket of Four Underliers Due June-----, 2020

adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of shares of the iShares® MSCI EAFE ETF would not.

▪	The securities may become linked to shares of an issuer other than the iShares® MSCI EAFE ETF upon the occurrence of a reorganization event or upon the delisting of the shares of the iShares® MSCI EAFE ETF. For example, if the iShares® MSCI EAFE ETF enters into a merger agreement that provides for holders of the shares of the iShares® MSCI EAFE ETF to receive shares of another entity, the shares of such other entity will become the applicable basket component for all purposes of the securities upon consummation of the merger. Additionally, if the shares of the iShares® MSCI EAFE ETF are delisted, or the iShares® MSCI EAFE ETF is otherwise terminated, the calculation agent may, in its sole discretion, select shares of another ETF to be the applicable basket component. See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments” and “—Delisting, Liquidation or Termination of an Underlying ETF” in the accompanying product supplement.

▪	The price and performance of the iShares® MSCI EAFE ETF may not completely track the performance of the index it seeks to track or the net asset value per share of the iShares® MSCI EAFE ETF. The iShares® MSCI EAFE ETF does not fully replicate the index that it seeks to track (the “ETF underlying index”) and may hold securities different from those included in the ETF underlying index. In addition, the performance of the iShares® MSCI EAFE ETF reflects additional transaction costs and fees that are not included in the calculation of the ETF underlying index. All of these factors may lead to a lack of correlation between the performance of shares of the iShares® MSCI EAFE ETF and the ETF underlying index. In addition, corporate actions with respect to the equity securities constituting the iShares® MSCI EAFE ETF’s ETF underlying index or held by the iShares® MSCI EAFE ETF (such as mergers and spin-offs) may impact the variance between the performance of shares of the iShares® MSCI EAFE ETF and the ETF underlying index. Finally, because shares of the iShares® MSCI EAFE ETF are traded on NYSE Arca, Inc. and are subject to market supply and investor demand, the market value of the iShares® MSCI EAFE ETF may differ from its net asset values per share.

During periods of market volatility, securities underlying the iShares® MSCI EAFE ETF may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the iShares® MSCI EAFE ETF and the liquidity of shares of the iShares® MSCI EAFE ETF may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the iShares® MSCI EAFE ETF. Further, market volatility may adversely affect, sometimes materially, the price at which market participants are willing to buy and sell shares of the iShares® MSCI EAFE ETF. As a result, under these circumstances, the market value of shares of the iShares® MSCI EAFE ETF may vary substantially from its net asset value per share. For all of the foregoing reasons, the performance of the iShares® MSCI EAFE ETF might not correlate with the performance of the ETF underlying index and/or its net asset value per share, which could materially and adversely affect the value of the securities in the secondary market and/or reduce your payment at maturity.

▪	An investment in the securities is not a diversified investment. The fact that the securities are linked to a basket does not mean that the securities represent a diversified investment. First, although the basket components differ in important respects, they each track the performance of equity markets, and each may perform poorly if there is a global downturn in equity markets. Second, the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. No amount of diversification that may be represented by the basket components will offset the risk that we and Citigroup Inc. may default on our obligations.

▪	Our offering of the securities is not a recommendation of the basket or the basket components. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the basket or any of the basket components is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the basket components or the securities included in or held by the basket components or in instruments related to the basket components or such securities over the term of the securities, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the basket components. These and other activities of our affiliates may affect the values of the basket components in a way that has a negative impact on your interests as a holder of the securities.

▪	The value of a basket component may be adversely affected by our or our affiliates’ hedging and other trading activities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates, who may take positions directly in the applicable basket components or in the securities included in or held by the basket components and other financial instruments related to the basket components or such securities and may adjust such positions during the term of the securities. Our affiliates also trade the applicable basket components or the securities included in or held by the basket components and other financial instruments related to the basket components or such securities on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the values of the basket components in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the iShares® MSCI EAFE ETF and the issuers

May 2018	PS-9

Citigroup Global Markets Holdings Inc.
Barrier Securities Based on a Basket of Four Underliers Due June-----, 2020

of the securities included in or held by the basket components, including extending loans to, making equity investments in or providing advisory services to such issuers. In the course of this business, we or our affiliates may acquire non-public information about such issuers, which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against such issuer that are available to them without regard to your interests.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events, the discontinuance of the S&P 500® Index, the S&P MidCap 400® Index or the Russell 2000® Index or events with respect to the iShares® MSCI EAFE ETF that may require a dilution adjustment or the delisting of the iShares® MSCI EAFE ETF, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your payment at maturity. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	Changes that affect the basket components may affect the value of your securities. We are not affiliated with the sponsors of the S&P 500® Index, the S&P MidCap 400® Index or the Russell 2000® Index or with the investment adviser to the iShares® MSCI EAFE ETF. The sponsor of an index may add, delete or substitute the securities that constitute the index or make other methodological changes that could affect the level of the index. In addition, the investment advisors to an exchange-traded fund may change the manner in which the fund operates or its investment objectives at any time. We are not affiliated with any such index sponsor or investment advisor and, accordingly, we have no control over any changes any such index sponsor or investment adviser may make. Such changes could be made at any time and could adversely affect the performance of the basket components and the value of and your payment at maturity on the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Even if the treatment of the securities as prepaid forward contracts is respected, a security may be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Tax Considerations.” In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors in respect of certain financial instruments linked to U.S. equities. In light of Treasury regulations, as modified by an IRS notice, that provide a general exemption for financial instruments issued in 2018 that do not have a “delta” of one, as of the date of this preliminary pricing supplement the securities should not be subject to withholding under Section 871(m). However, information about the application of Section 871(m) to the securities will be updated in the final pricing supplement. Moreover, the IRS could challenge a conclusion that the securities should not be subject to withholding under Section 871(m). If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

May 2018	PS-10

Citigroup Global Markets Holdings Inc.
Barrier Securities Based on a Basket of Four Underliers Due June-----, 2020

Hypothetical Historical Information About the Basket

Because the basket exists solely for purposes of these securities, historical information on the performance of the basket does not exist for dates prior to the pricing date for these securities. The graph below sets forth the hypothetical historical daily level of the basket for the period from January 2, 2008 to April 12, 2018, assuming that the basket was created on January 2, 2008 with the same basket components and corresponding weights in the basket and with a level of 100 on that date. The hypothetical performance of the basket is based on the actual closing levels and closing prices, as applicable, of the basket components on the applicable dates. We obtained these closing levels and closing prices from Bloomberg L.P., without independent verification. Any historical trend in the level of the basket during the period shown below is not an indication of the performance of the basket during the term of the securities.

Hypothetical Historical Basket Performance January 2, 2008 to April 12, 2018

May 2018	PS-11

Citigroup Global Markets Holdings Inc.
Barrier Securities Based on a Basket of Four Underliers Due June-----, 2020

Information About the Basket Components

S&P 500® Index

The S&P 500® Index consists of common stocks of 500 issuers selected to provide a performance benchmark for the large capitalization segment of the U.S. equity markets. It is calculated and maintained by S&P Dow Jones Indices LLC. The S&P 500® Index is reported by Bloomberg L.P. under the ticker symbol “SPX.”

“Standard & Poor’s,” “S&P” and “S&P 500®” are trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by Citigroup Inc. and its affiliates. As of July 31, 2017, the securities of companies with multiple share class structures are no longer eligible to be added to the S&P 500® Index, but securities already included in the S&P 500® Index have been grandfathered and are not affected by this change. For more information, see “Equity Index Descriptions—The S&P U.S. Indices—License Agreement” in the accompanying underlying supplement.

Please refer to the section “Equity Index Descriptions—The S&P U.S. Indices—The S&P 500® Index” in the accompanying underlying supplement for important disclosures regarding the S&P 500® Index.

Historical Information

The closing level of the S&P 500® Index on April 12, 2018 was 2,663.99.

The graph below shows the closing level of the S&P 500® Index for each day such level was available from January 2, 2008 to April 12, 2018. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the S&P 500® Index as an indication of future performance.

S&P 500® Index – Historical Closing Levels January 2, 2008 to April 12, 2018

May 2018	PS-12

Citigroup Global Markets Holdings Inc.
Barrier Securities Based on a Basket of Four Underliers Due June-----, 2020

iShares® MSCI EAFE ETF

The iShares® MSCI EAFE ETF is an exchange-traded fund that seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in certain developed markets, excluding the United States and Canada, as measured by the MSCI EAFE® Index. However, for purposes of the securities, the performance of the iShares® MSCI EAFE ETF will reflect only its price performance, as any dividends paid on the shares of the iShares® MSCI EAFE ETF will not be factored into a determination of the closing price of the iShares® MSCI EAFE ETF. The MSCI EAFE® Index was developed by MSCI Inc. as an equity benchmark for international stock performance, and is designed to measure equity market performance in certain developed markets, excluding the United States and Canada.

The iShares® MSCI EAFE ETF is an investment portfolio managed by iShares® Inc. BlackRock Fund Advisors is the investment adviser to the iShares® MSCI EAFE ETF. iShares®, Inc. is a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI EAFE ETF. Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The iShares® MSCI EAFE ETF trades on the NYSE Arca under the ticker symbol “EFA.”

Please refer to the section “Fund Descriptions—iShares® MSCI EAFE ETF” in the accompanying underlying supplement for important disclosures regarding the iShares® MSCI EAFE ETF.

Historical Information

The graph below shows the closing price of the shares of the iShares® MSCI EAFE ETF for each day such price was available from January 2, 2008 to April 12, 2018. The table that follows shows the high and low closing prices of, and dividends paid on, the shares of the iShares® MSCI EAFE ETF for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. You should not take the historical prices of the shares of the iShares® MSCI EAFE ETF as an indication of future performance.

iShares® MSCI EAFE ETF – Historical Closing Prices January 2, 2008 to April 12, 2018

May 2018	PS-13

Citigroup Global Markets Holdings Inc.
Barrier Securities Based on a Basket of Four Underliers Due June-----, 2020

iShares® MSCI EAFE ETF	High	Low	Dividends
2008
First Quarter	$78.35	$68.31	$2.00018
Second Quarter	$78.52	$68.10	$1.30832
Third Quarter	$68.04	$53.08	$0.00000
Fourth Quarter	$55.88	$35.71	$0.54112
2009
First Quarter	$45.44	$31.69	$0.00000
Second Quarter	$49.04	$38.57	$0.94519
Third Quarter	$55.81	$43.91	$0.00000
Fourth Quarter	$57.28	$52.66	$0.49574
2010
First Quarter	$57.96	$50.45	$0.00000
Second Quarter	$58.03	$46.29	$0.85863
Third Quarter	$55.42	$47.09	$0.00000
Fourth Quarter	$59.46	$54.25	$0.53819
2011
First Quarter	$61.91	$55.31	$0.00000
Second Quarter	$63.87	$57.10	$1.14099
Third Quarter	$60.80	$46.66	$0.00000
Fourth Quarter	$55.57	$46.45	$0.56923
2012
First Quarter	$55.80	$49.15	$0.00000
Second Quarter	$55.51	$46.55	$1.14909
Third Quarter	$55.15	$47.62	$0.00000
Fourth Quarter	$56.88	$51.96	$0.60952
2013
First Quarter	$59.89	$56.90	$0.00000
Second Quarter	$63.53	$57.03	$0.00000
Third Quarter	$65.05	$57.55	$1.15150
Fourth Quarter	$67.06	$62.71	$0.55171
2014
First Quarter	$68.03	$62.31	$0.00000
Second Quarter	$70.67	$66.26	$0.00000
Third Quarter	$69.25	$64.12	$1.67621
Fourth Quarter	$64.51	$59.53	$0.58518
2015
First Quarter	$65.99	$58.48	$0.00000
Second Quarter	$68.42	$63.49	$0.00000
Third Quarter	$65.46	$56.25	$1.11129
Fourth Quarter	$62.06	$57.50	$0.50836
2016
First Quarter	$57.80	$51.38	$0.00000
Second Quarter	$59.87	$52.64	$1.17482
Third Quarter	$59.86	$54.44	$0.00000
Fourth Quarter	$59.20	$56.20	$0.59617
2017
First Quarter	$62.60	$58.09	$0.00000
Second Quarter	$67.22	$61.44	$1.06173
Third Quarter	$68.48	$64.83	$0.00000
Fourth Quarter	$70.80	$68.42	$0.74257
2018
First Quarter	$75.25	$67.94	$0.00000
Second Quarter (through April 12, 2018)	$70.72	$68.72	$0.00000

The closing price of the shares of the iShares® MSCI EAFE ETF on April 12, 2018 was $70.72.

We make no representation as to the amount of dividends, if any, that may be paid on the shares of the iShares® MSCI EAFE ETF in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the shares of the iShares® MSCI EAFE ETF.

May 2018	PS-14

Citigroup Global Markets Holdings Inc.
Barrier Securities Based on a Basket of Four Underliers Due June-----, 2020

S&P MidCap 400® Index

The S&P MidCap 400® Index consists of stocks of 400 companies selected to provide a performance benchmark for the medium market capitalization segment of the U.S. equity markets. The S&P MidCap 400® Index is reported by Bloomberg L.P. under the ticker symbol “MID.” It is calculated and maintained by S&P Dow Jones Indices LLC. The S&P MidCap 400® Index is reported by Bloomberg L.P. under the ticker symbol “MID.”

“Standard & Poor’s,” “S&P,” “S&P MidCap 400®” and “S&P MidCap” are trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by Citigroup Inc. and its affiliates. For more information, see “Equity Index Descriptions—The S&P U.S. Indices—License Agreement” in the accompanying underlying supplement.

Please refer to the sections “Risk Factors” and “Equity Index Descriptions—The S&P U.S. Indices—The S&P MidCap 400® Index” in the accompanying underlying supplement for important disclosures regarding the S&P MidCap 400® Index.

Historical Information

The closing level of the S&P MidCap 400® Index on April 12, 2018 was 1,890.00.

The graph below shows the closing level of the S&P MidCap 400® Index for each day such level was available from January 2, 2008 to April 12, 2018. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the S&P MidCap 400® Index as an indication of future performance.

S&P MidCap 400® Index – Historical Closing Levels January 2, 2008 to April 12, 2018

May 2018	PS-15

Citigroup Global Markets Holdings Inc.
Barrier Securities Based on a Basket of Four Underliers Due June-----, 2020

Russell 2000® Index

The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. All stocks included in the Russell 2000® Index are traded on a major U.S. exchange. It is calculated and maintained by FTSE Russell. The Russell 2000® Index is reported by Bloomberg L.P. under the ticker symbol “RTY.”

“Russell 2000® Index” is a trademark of FTSE Russell and has been licensed for use by Citigroup Inc. and its affiliates. For more information, see “Equity Index Descriptions—The Russell Indices—License Agreement” in the accompanying underlying supplement.

Please refer to the section “Equity Index Descriptions—The Russell Indices—The Russell 2000® Index” in the accompanying underlying supplement for important disclosures regarding the Russell 2000® Index.

Historical Information

The closing level of the Russell 2000® Index on April 12, 2018 was 1,557.326.

The graph below shows the closing level of the Russell 2000® Index for each day such level was available from January 2, 2008 to April 12, 2018. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the Russell 2000® Index as an indication of future performance.

Russell 2000® Index – Historical Closing Levels January 2, 2008 to April 12, 2018

May 2018	PS-16

Citigroup Global Markets Holdings Inc.
Barrier Securities Based on a Basket of Four Underliers Due June-----, 2020

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the security. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Code, any gain or loss recognized upon a sale, exchange or retirement of a security should be long-term capital gain or loss if you held the security for more than one year.

Even if the treatment of the securities as prepaid forward contracts is respected, your purchase of a security may be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code, with respect to the ETF basket component. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities. You should read the section entitled “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Potential Application of Section 1260 of the Code” in the accompanying product supplement for additional information and consult your tax adviser regarding the potential application of the “constructive ownership” rule.

Subject to the discussions below under “Possible Withholding Under Section 871(m) of the Code” and in “United States Federal Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

Possible Withholding Under Section 871(m) of the Code. As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, the regulations, as modified by an IRS notice, exempt financial instruments issued in 2018 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be Specified Securities subject to withholding tax under Section 871(m).

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A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to a U.S. Underlying Equity, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not Specified Securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

This information is indicative and will be updated in the final pricing supplement or may otherwise be updated by us in writing from time to time. Non-U.S. Holders should be warned that Section 871(m) may apply to the securities based on circumstances as of the pricing date for the securities and, therefore, it is possible that the securities will be subject to withholding tax under Section 871(m).

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $5.00 for each $1,000 security sold in this offering. From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI a fixed selling concession of $5.00 for each security they sell.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

Secondary market sales of securities typically settle two business days after the date on which the parties agree to the sale. Because the issue date for the securities is more than two business days after the pricing date, investors who wish to sell the securities at any time prior to the second business day preceding the issue date will be required to specify an alternative settlement date for the secondary market sale to prevent a failed settlement. Investors should consult their own investment advisors in this regard.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this expected hedging activity even if the value of the securities declines. This hedging activity could affect the closing values of the basket components and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

The estimated value of the securities is a function of the terms of the securities and the inputs to CGMI’s proprietary pricing models. As of the date of this preliminary pricing supplement, it is uncertain what the estimated value of the securities will be on the pricing date because it is uncertain what the values of the inputs to CGMI’s proprietary pricing models will be on the pricing date.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion

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of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Certain Selling Restrictions

Hong Kong Special Administrative Region

The contents of this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus have not been reviewed by any regulatory authority in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”). Investors are advised to exercise caution in relation to the offer. If investors are in any doubt about any of the contents of this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, they should obtain independent professional advice.

The securities have not been offered or sold and will not be offered or sold in Hong Kong by means of any document, other than

(i)	to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or

(ii)	to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “Securities and Futures Ordinance”) and any rules made under that Ordinance; or

(iii)	in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

There is no advertisement, invitation or document relating to the securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits and are not covered by the Hong Kong Deposit Protection Scheme.

Singapore

This pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore, and the securities will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly, the securities may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this pricing supplement or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any securities be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person under Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. Where the securities are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an individual who is an accredited investor, securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the relevant securities pursuant to an offer under Section 275 of the Securities and Futures Act except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the Securities and Futures Act or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act; or

(ii)	where no consideration is or will be given for the transfer; or

(iii)	where the transfer is by operation of law; or

(iv)	pursuant to Section 276(7) of the Securities and Futures Act; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

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Any securities referred to herein may not be registered with any regulator, regulatory body or similar organization or institution in any jurisdiction.

The securities are Specified Investment Products (as defined in the Notice on Recommendations on Investment Products and Notice on the Sale of Investment Product issued by the Monetary Authority of Singapore on 28 July 2011) that is neither listed nor quoted on a securities market or a futures market.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits. These securities are not insured products subject to the provisions of the Deposit Insurance and Policy Owners’ Protection Schemes Act 2011 of Singapore and are not eligible for deposit insurance coverage under the Deposit Insurance Scheme.

Prohibition of Sales to EEA Retail Investors

The securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area.  For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Directive 2003/71/EC; and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities offered so as to enable an investor to decide to purchase or subscribe the securities.

Contact

Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

© 2018 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

May 2018	PS-20